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                                                                   EXHIBIT 10.16

                             AMENDED AND RESTATED
                  WFA SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

          WHEREAS, Household International, Inc., by resolution of its Board of Directors dated November 14, 2000, has authorized its proper officers to adopt the Amended and Restated WFA Supplemental Executive Retirement Plan,

          NOW, THEREFORE, the Amended and Restated WFA Supplemental Executive Retirement Plan is adopted as follows:

          1. Adoption of Plan. William F. Aldinger ("WFA") is a participant in the Household Retirement Income Plan ("RIP") and a participant in the Household Supplemental Retirement Income Plan ("SRIP"). The WFA Supplemental Executive Retirement Plan was previously adopted to supplement the benefits payable to WFA under RIP SRIP. The Board of Directors has determined to amend the WFA Supplemental Executive Retirement Plan as set forth in this Amended and Restated WFA Supplemental Executive Retirement Plan (hereafter called the "Plan).

          2. Eligible Employees. WFA is the only employee of Household International, Inc. ("Household") eligible to participate in the Plan.

          3. Vesting of Benefits. WFA shall at all times be fully vested in his benefits under the Plan.

          4. Amount of Benefit. WFA shall be eligible to receive a benefit under this Plan equal to his benefit under the RIP benefit formula as in effect in 1989 (without the application of any Internal Revenue Code limitations) calculated by adding 20 years of benefit service to his actual years of benefit service under RIP. Notwithstanding any provision of this Plan to the contrary, the benefit computed under the preceding sentence shall not be changed after June 25, 2007 (WFA's 60/th/ birthday) to reflect either additional benefit service or a change in WFA's Final Average Salary. The benefit derived under the preceding sentences shall be calculated as a monthly single life annuity payable commencing immediately upon WFA's termination of employment, using (if applicable) the early commencement reduction factors set forth in RIP. The amount of the monthly benefit under this Plan shall be offset by an aggregate monthly single life annuity equal in actuarial value to any monthly single life annuities WFA is eligible to receive under RIP and SRIP, and under Wells Fargo's and Citicorp's defined benefit pension plans. In the event that the benefit under this Plan is computed using the June 25, 2007 until the date of distribution at the prime rate of interest as from time to time published in the The Wall Street Journal, Midwest Edition.
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          5.   Effect of Certain Terminations of Employment Prior to January 1,
2003. In the event WFA's employment with Household and all of its subsidiaries terminates for Cause (as defined in the Employment Agreement dated as of January 1, 1999 between Household and WFA, such Employment Agreement hereinafter referred to as the "Employment Agreement") no benefits shall be payable under this Plan. In the event WFA terminates his employment with

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Household and all of its subsidiaries for other than a Qualifying Termination of
Employment (as defined in the Employment Agreement), then the benefit payable under this Plan shall be equal to a percentage of the benefit determined under Paragraph 4 as of January 1, 2003 using WFA's projected benefit service as of January 1, 2003 and his Final Average Salary as of his date of termination, which percentage shall be determined in accordance with the following schedule:

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Date of Termination:                         Percentage:

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January 1, 2001 through December 31, 2001    33.33%
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January 1, 2002 through December 31, 2002    66.67%
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          6.   Calculation of Benefit. For purposes of determining the benefits hereunder, WFA's Final Average Salary shall be as defined in the RIP (but without any limits imposed by Section 401(a)(17) of the Internal Revenue Code); provided, however, that if WFA's termination of employment is a Qualifying Termination of Employment, then for purpose of determining his benefit hereunder
(A) WFA's Final Average Salary shall be determined as if his employment continued for another 24 months and the lump sum salary and bonus replacement amounts payable to him under the Employment Agreement on account of such Qualifying Termination of Employment were paid ratably to him over such 24-month period, and (B) WFA's years of benefit service shall be determined as if his employment continued for such 24-month period. In the event that the Qualifying Termination of Employment occurs within six months prior to, or on or after, a Change in Control (as defined in the Employment Agreement), for purposes of determining his benefit hereunder, (I) WFA's Final Average Salary amount shall be determined as if his employment continued for another 36 months and the lump sum salary and bonus replacement amounts payable to him under the Employment Agreement on account of such Qualifying Termination of Employment were paid ratably to him over such 36-month period, and (II) WFA's benefit service shall be calculated as if his employment continued for such 36-month period.

          7. Form of Payment. The benefits under this Plan shall be paid to WFA (or, in the event of his death, his spouse or other designated beneficiary) in accordance with this Paragraph 7. As of the date of WFA's termination of employment, the single life annuity payable to WFA shall be converted into an actuarially equivalent lump sum value (hereinafter referred to as the "Lump Sum Amount") as of the date of WFA's termination, using the actuarial factors applicable to lump sum payments as are then in effect under RIP. Such Lump Sum Amount shall be paid in five equal installments, the first to be made no later than thirty days after the termination of WFA's employment, and the second through fifth installments to be made on the first through fourth anniversaries of WFA's termination of employment. The second through fifth installments shall be accompanied by interest credited on the unpaid balance at the prime rate of interest as from time to time published in The Wall Street Journal, Midwest Edition. Notwithstanding the foregoing, the Senior Vice President - Administration of Household, or his successor, may approve an alternative form of benefit, including a single lump sum payment of the Lump Sum Amount. To the extent that WFA shall have elected, prior to the January 1 of the calendar year in which his termination of employment occurs, that his benefit under the Plan be paid in a single lump sum amount, or in any other form of payment offered under RIP which is actuarially equivalent to the Lump Sum Amount, determined in accordance with the factors used under RIP, then the Senior President - Administration of Household or his successor shall

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be obligated to approve such form of payment. The form of benefit chosen under the Plan may differ from that elected under RIP or SRIP. In the event that a payment required to be made under this Paragraph 7 would not be fully deductible by Household if paid in one taxable year, then the payment will be spread over the minimum number of years needed to allow for full deductibility by Household. The amounts not immediately paid in accordance with the preceding sentence will be credited with interest at the prime rate referred to above, up until the date of distribution.

          8. Death Benefit. If WFA should die after payment of benefits to him under the Plan has begun, then payments will cease or continue in accordance with the manner of payment selected. If WFA should die before payments commence, then the benefit under the Plan to which he would have been entitled had his employment terminated on the day before his death will be paid to his spouse or other beneficiary designated by him.

          9. Financing of the Plan. The benefits provided under the Plan shall be paid directly by Household, and the Plan shall not create a funded account or security interest for the benefit of any person. Notwithstanding the foregoing, this Plan shall constitute a "Contract" and WFA shall be an "Executive" within the meaning of the Household International, Inc. Grantor Trust Agreement for Employees and Former Employees, as may from time to time be amended (such trust and any successor thereto or replacement thereof hereinafter referred to as the "Grantor Trust"). Upon the occurrence of a Funding Date (as defined in the Grantor Trust), the Company shall pay to the Grantor Trust the amounts required thereby with respect to the benefits hereunder and take such other actions as are appropriate to protect such benefits. If the Grantor Trust is terminated or amended in a manner adverse to WFA, then upon a Change in Control (as defined in Section 4.01 of the Grant or Trust) the Company shall establish a replacement trust in form and substance reasonably acceptable to WFA and shall deliver to the replacement trust cash of a value sufficient to provide for the payment of all accrued benefits under this Plan.

          10. Amendment and Termination. The Plan may be amended from time to time or terminated by Household with the consent of WFA.

          IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed in its name and on its behalf and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized this __ day of December, 2000.

                                          HOUSEHOLD INTERNATIONAL, INC.

                                          /s/  Colin P. Kelly
                                          ------------------------------
                                      By  Colin P. Kelly
(Corporate Seal)                          Senior Vice President- Administration


ATTEST:

/s/ Kenneth H. Robin
--------------------------------
Kenneth H. Robin
Senior Vice President
General Counsel and Secretary

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